Exhibit 4.3

SECURITY AGREEMENT

This SECURITY AGREEMENT ("Security Agreement"), dated as of November 15, 2019, is made by Nuo Therapeutics, Inc., a Delaware corporation (the "Company") with and in favor of -----------------------------------------, (the "Secured Party"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note (as defined below). The Company and the Secured Party are collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, under that certain Note Purchase Agreement between the Company and the Secured Party dated November 15, 2019 (the “Note Purchase Agreement”), the Secured Party has made a loan to the Company in the principal amount of $[ ] (the “Loan”), which is evidenced by that certain Senior Secured Promissory Note in the amount of $[ ] issued by the Company to the Secured Party on the date hereof (the "Note"), with payment of the Note and the Company’s obligations thereunder and under this Agreement (collectively, the “Obligations”) to be secured by a first-priority security interests and liens on the Collateral, as hereinafter defined;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Grant of Security.

(a)     As security for payment of the Obligations, the Company hereby pledges and grants to the Secured Party a first-priority security interest and lien (the “Liens”) in and to all of the right, title, and interest of Company in, to, and under the following (the "Collateral"):

(i)     all fixtures and personal property of every kind and nature, including without limitation: all accounts (including health-care-insurance receivables); goods (including inventory and equipment); documents (including, if applicable, electronic documents); instruments; promissory notes; chattel paper (whether tangible or electronic); letters of credit; letter-of-credit rights (whether or not the letter of credit is evidenced by a writing); securities and all other investment property; general intangibles (including all payment intangibles); money; deposit accounts; insurance; contracts; licenses; intellectual property rights, applications, and filings; copyrights, patents, and trademarks and all applications related thereto; trade secret rights; regulatory applications, filings or submissions; know-how; and any other contract rights or rights to the payment of money;

(ii)     all proceeds (as such term is defined in section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income therefrom, collections thereon or distributions with respect thereto) and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Company from time to time with respect to any of the foregoing; and

(iii)     any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right, but no obligation, to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

(b)     Security Interest Absolute. The Company hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of the Secured Party and liens and security interests hereunder, and all of the obligations of the Company in the Note and hereunder, shall be absolute and unconditional irrespective of:

(i)     any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument;

(ii)     any change in the time, place or manner of payment of, or in any other term of, the Company’s obligations under the Note, or any rescission, waiver, amendment or other modification of the Note;

(iii)     any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Company’s obligations under the Note;

(iv)     any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the obligations under the Note;

(v)     any default, failure or delay, willful or otherwise, in the performance of the obligations under the Note;

(vi)     any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Company against the Secured Party; or

(vii)     any other circumstance (including, without limitation, any statute of limitations) or manner of administering this Note or any existence of or reliance on any representation by the Secured Party that might vary the risk of the Company or otherwise operate as a defense available to, or a legal or equitable discharge of, the Company.

2.     Recordation. The Company hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code as in effect from time to time of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including (i) whether the Company is an organization, the type of organization and any organizational identification number issued to the Company, and (ii) any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Company hereunder, without the signature of the Company where permitted by law. The Company agrees to provide all information described in the immediately preceding sentence to Payee promptly upon request by Payee.

3.     Loan Documents. This Security Agreement has been entered into pursuant to and in conjunction with the Note, which is hereby incorporated by reference. An Event of Default under the Note shall constitute an Event of Default under this Security Agreement.

4.     Remedies. During the existence of an Event of Default and at any time thereafter, the Secured Party may, at its option, and subject to Section 6.6 of the Note Purchase Agreement (which governs the actions of the Secured Party in respect of any Lien Enforcement Action (as defined in the Note Purchase Agreement), exercise any or all remedies available under the Note.

5.     Execution in Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Security Agreement.

6.     Successors and Assigns. This Security Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.     Governing Law. This Security Agreement and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Security Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

[signature page follows]

IN WITNESS WHEREOF, the Company and the Secured Party have caused this Security Agreement to be duly executed and delivered as of the date first above written.

COMPANY: Nuo Therapeutics, Inc. By: _______________________________ Name: David Jorden Title: CEO	SECURED PARTY: [Individual Name] By: ___________________________________ Name: Title: